SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 21, 2017

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01                   Entry into a Material Definitive Agreement.

On August 21, 2017 (the “Closing Date”), Dynegy Inc. (the “Company”) closed on its offering of $850 million in aggregate principal amount of 8.125% Senior Notes due 2026 (the “Notes”). The Notes were offered in a private placement transaction pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and are expected to be resold to qualified institutional buyers in accordance with Rule 144A under the Securities Act and outside the United States solely to non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes were issued under an indenture dated as of the Closing Date (the “Indenture”), among the Company, the guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee and paying agent.  The information in Item 2.03 below is hereby incorporated by reference herein.

Registration Rights Agreement

On the Closing Date, in connection with the issuance and sale of the Notes, the Company and the Guarantors entered into a registration rights agreement with Goldman Sachs & Co. LLC (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed for the benefit of the holders of the Notes to use commercially reasonable efforts to register with the Securities and Exchange Commission (the “SEC”) a new issue of senior notes due 2026 having substantially identical terms as the Notes (except for the provisions relating to the transfer restrictions and payment of special interest) as part of an offer to exchange freely tradable exchange notes for the Notes.  The Company and the Guarantors have also agreed to use commercially reasonable efforts to (i) cause a registration statement relating to such exchange offer to be declared effective on or prior to 360 days after the Closing Date and (ii) if required under certain circumstances, file a shelf registration statement with the SEC covering resales of the Notes.

If the Company and the Guarantors fail to satisfy certain of its obligations under the Registration Rights Agreement (a “Registration Default”), it will be required to pay special interest on the Notes equal to an additional 0.25% per annum of the principal amount of Notes outstanding during the 90-day period immediately following the occurrence of such default. The amount of special interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until such Registration Default is cured, up to a maximum amount of special interest for all Registration Defaults of 0.50% per annum of the principal amount of the Transfer Restricted Securities (as defined in the Registration Rights Agreement) outstanding.

The above description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of that agreement, a copy of which is attached hereto as Exhibit 4.2.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Notes are unsecured and unsubordinated obligations of the Company and are guaranteed by each of the Company’s current and future wholly-owned domestic subsidiaries that from time to time is a borrower or guarantor under the Company’s Credit Agreement, dated as of April 23, 2013, among the Company, various other parties thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent (as amended, the “Credit Agreement”) or any indebtedness that refinances the Credit Agreement.

The Notes bear interest at a rate of 8.125% per annum. Interest is payable semiannually in arrears on January 30 and July 30 of each year, beginning January 30, 2018, to persons who are the registered holders of the Notes at the close of business on the immediately preceding January 15 and July 15, respectively.

The Indenture limits, among other things, the ability of the Company or any of the Guarantors to (i) create liens upon any principal property to secure debt for borrowed money and (ii) consolidate, merge or sell all or substantially all of their assets. In the event of a Change of Control (as defined in the Indenture), the Company will be required to make an offer to each holder of Notes to repurchase all or any part of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued interest, if any, to, but excluding, the date of repurchase.

If an event of default arises from certain bankruptcy or insolvency events, all outstanding Notes will become due and payable immediately without further action or notice. In addition, under the Indenture, the Notes may be declared due and payable immediately by the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding if other events of default occur and are continuing under the Indenture. Subject to certain qualifications and applicable grace periods as set forth in the Indenture, the events of default include the following:

•                         the Company fails to pay the principal or any premium on a Note;

•                         the Company fails to pay interest on any Note within 30 days of its due date;

•                         the Company fails to comply with any covenant of the Indenture (other than a payment default) and such default continues for a period of 60 days after written notice by the trustee or the holders of at least 25% in aggregate principal amount of the Notes;

•                         certain events of default under other indebtedness;

•                         failure of the guarantees of the Notes by any significant subsidiary to stay in force and effect; and

•                         certain bankruptcy or insolvency events with respect to the Company or any Guarantor that is a significant subsidiary.

At any time prior to July 30, 2020, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price of 108.125% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date), with the proceeds of one or more Equity Offerings (as defined in the Indenture); provided that: (1) at least 65% of the aggregate principal amount of the Notes issued on the Closing Date (excluding Notes held by the Company and its subsidiaries) remains outstanding immediately after the occurrence of such redemption; and (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

At any time prior to July 30, 2020, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of notes redeemed, plus the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest, if any, to but excluding the redemption date, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

On or after July 30, 2020, the Company may on any one or more occasions redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to but excluding the applicable redemption date, if redeemed during the 12-month period beginning on July 30 of the years indicated below (subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date):

Year	Percentage
2020	104.063%
2021	102.031%
2022 and thereafter	100.000%

The above description of the Indenture is qualified in its entirety by reference to the full text of the Indenture a copy of which is attached hereto as Exhibit 4.1.

Item 7.01                   Regulation FD Disclosure.

On August 21, 2017, the Company issued a news release announcing the closing of the sale of the Notes. In addition, the Company also issued a news release announcing the early results of its previously announced cash tender offer to purchase up to a total of $1.25 billion aggregate principal amount of its outstanding 6.75% senior notes due 2019. Copies of the news releases are being furnished pursuant to Regulation FD as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

This announcement is not an offer to sell or a solicitation to buy the Notes. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or the availability of an applicable exemption from registration.

Pursuant to General Instruction B.2 of Form 8-K and SEC Release No. 33-8176, the information contained in the news releases furnished as exhibits hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, are not subject to the liabilities of that section and are not deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit No.	Document

4.1	Indenture, dated August 21, 2017, among the Company, the Guarantors and Wilmington Trust, National Association, as trustee
4.2	Registration Rights Agreement, dated August 21, 2017, among the Company, the Guarantors and Goldman Sachs & Co. LLC
99.1	News Release dated August 21, 2017, announcing the closing of the Notes offering
99.2	News Release dated August 21, 2017, announcing the early cash tender offer results

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)
Dated: August 21, 2017	By:	/s/ Catherine C. James
	Name:	Catherine C. James
	Title:	Executive Vice President, Chief Compliance Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Document

4.1	Indenture, dated August 21, 2017, among the Company, the Guarantors and Wilmington Trust, National Association, as trustee
4.2	Registration Rights Agreement, dated August 21, 2017, among the Company, the Guarantors and Goldman Sachs & Co. LLC
99.1	News Release dated August 21, 2017, announcing the closing of the Notes offering
99.2	News Release dated August 21, 2017, announcing the early cash tender offer results